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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (date of earliest event reported):   July 16, 2001

                     Innes Street Financial Corporation
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             (Exact name of registrant as specified in its charter)


       North Carolina                333-63363             56-2101799
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(State or other jurisdiction        (Commission         (IRS Employer
      of incorporation)             File Number)       Identification No.)




                             401 West Innes Street
                         Salisbury, North Carolina 28144
                        --------------------------------
                    (Address of principal executive offices)



Registrant's telephone number, including area code:  (704) 633-2341


                                       N/A
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         (Former name or former address, if changed since last report)
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Item 5.  Other Events

     The Board of Directors of Innes Street Financial Corporation, Salisbury, North Carolina (the "Corporation"), a holding company whose only subsidiary is Citizens Bank, Inc., announced July 16, 2001 that the Corporation and Citizens Bank, Inc. have entered into a definitive Agreement and Plan of Merger (the "Agreement") with Gaston Federal Bancorp, Inc. and Gaston Federal Bank, Gastonia, North Carolina ("Gaston"). A copy of the Agreement is attached hereto as Exhibit (2) and is incorporated by reference herein.

     The Agreement is contingent upon, among other things, receipt of approvals from the Corporation's shareholders and regulatory authorities. A special meeting of the Corporation's shareholders will be scheduled to consider Gaston's proposal.

Item 7.  Financial Statements and Exhibits

     (c)     Exhibits

     (2) Agreement and Plan of Merger among Gaston Federal Holdings, MHC, Gaston Federal Bancorp, Inc., Gaston Federal Bank and Innes Street Financial Corporation and Citizens Bank, Inc. dated July 16, 2001

     (99)(a) Press Release of the Corporation, distributed July 16, 2001

                                     Page 2
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         INNES STREET FINANCIAL CORPORATION


Date: July 18, 2001                      By:    /s/Ronald E. Bostian
                                            ----------------------------------
                                             Ronald E. Bostian, President
                                             and Chief Executive Officer

                                     Page 3
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                                 EXHIBIT INDEX


     Exhibit No.         Description
     -----------         -----------

       (2) Agreement and Plan of Merger among Gaston Federal Holdings, MHC, Gaston Federal Bancorp, Inc., Gaston Federal Bank and Innes Street Financial Corporation and Citizens Bank, Inc. dated July 16, 2001

      (99)(a)            Press Release of the Corporation distributed
                         July 16, 2001


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